Exhibit 99.2

CFO Commentary

On Third-Quarter 2013 Results

Please note that comments on growth rates below refer to year-over-year changes unless otherwise indicated.

Net revenues were $47.4 million, up 39%, and organic net revenues were up 35%. Organic net revenues exclude net revenues from acquired businesses not owned during both comparative periods.

Cost of net revenues for the third quarter was 7%, consistent with the prior year, resulting in a gross margin of 93%. Cost of net revenues consists of direct and indirect costs incurred to generate net revenues, which is primarily people and technology costs to manage our content operations and technology infrastructure.

Operating expenses

Product development expense for the quarter was $8.2 million, or 17% of net revenues, up from $3.8 million, or 11% last year. Product development expense consists primarily of personnel and related costs of product management and software engineering teams, and third-party contractors. The increase in product development expense reflects team expansion and investments to enhance content quality, user experience and our data and analytics capabilities.

Sales and marketing expense was $15.7 million, or 33% of net revenues, compared to $9.4 million, or 28% last year. Sales and marketing expense consists primarily of personnel costs of our sales, partner management, marketing, SEO and business analytics employees, as well as online and other advertising and media expenditures, paid search and other marketing expenses. The increase in sales and marketing expense reflects investments in increasing brand awareness and extending our marketing reach through SEM, social media, email and our mobile applications.

General and administrative expense for the quarter came in at $7.3 million, or 15% of net revenues, higher than the prior year of $4.0 million, or 12% of net revenues. General and administrative expense consists primarily of the personnel and related costs of our general corporate functions, and our acquisition-related spending, which will vary from quarter to quarter. Growth in general and administrative expense primarily reflects investments in people and business infrastructure needed to manage the increased scale of a growing public company.

Other Expenses

For the quarter, depreciation and amortization expense was $3.5 million, and stock-based compensation expense was $2.6 million.

Income from Operations

Income from operations was $9.4 million, or 20% of net revenues in the third quarter of 2013, compared to $10.8 million, or 32% of net revenues in the third quarter 2012.

Provision for Income Taxes

The provision for income taxes was $3.1 million, reflecting an effective tax rate of 36% in the quarter. Our effective tax rate will differ from the statutory rates primarily due to non-deductible stock-based compensation charges and the effect of different statutory tax rates in foreign jurisdictions.

Net Income

Net income was $5.6 million in the third quarter of 2013, compared to $6.6 million in the third quarter of 2012. Lower net income in the quarter reflects higher stock-based compensation and increased investments in sales and marketing, product and technology and our corporate infrastructure in the current quarter.

Adjusted EBITDA

Third quarter adjusted EBITDA was $16.4 million, or 35% of net revenues, compared to adjusted EBITDA of $15.8 million, or 46% of net revenues in the third quarter of 2012. The decline in adjusted EBITDA margin reflects our decision to increase investments in sales and marketing, product and technology and our corporate infrastructure.

Earnings per Share (EPS)

EPS was a loss of $0.06 based on 38.2 million fully diluted weighted average shares outstanding compared to $0.01 for the third quarter of 2012 based on 2.7 million fully diluted weighted average shares outstanding. The GAAP share count used for EPS does not fully reflect the conversion of preferred shares to common shares upon completion of our IPO on July 24, 2013. A table reflecting the adjusted share count has been provided in the earnings release tables to reflect fully diluted shares outstanding as if all of our redeemable convertible preferred shares were converted to common shares for all periods presented.

Balance Sheet and Cash flow

We closed the third quarter with approximately $136.4 million of cash and equivalents and short-term investments. Total debt exiting the quarter was $43.0 million.

Capital expenditures for the quarter were $2.3 million and reflect primarily investments in facilities and technology licenses.

Due to seasonality in our business, we believe measuring cash flow performance on a trailing twelve month (TTM) basis is the most effective way to evaluate our cash flows. Operating cash flows for the third quarter on a TTM basis declined 8% to $43.0 million, versus $46.9 million for the twelve month period ended September 30, 2012. Lower cash flows in the TTM period are due primarily to growth in net revenues impacting accounts receivable and timing of collections.

Non-GAAP Financial Measures

To provide investors with additional information regarding RetailMeNot’s financial results, RetailMeNot has disclosed adjusted EBITDA, a non-GAAP financial measure. RetailMeNot has provided a reconciliation of adjusted EBITDA to net income, the most directly comparable GAAP financial measure, in the table in the third quarter earnings release. RetailMeNot defines adjusted EBITDA as net income plus depreciation, amortization of intangible assets, stock-based compensation expense, third-party acquisition-related costs, other non-cash operating expenses (including asset impairment charges and compensation-related charges associated with seller notes issued in connection with acquisitions), net interest expense, other non-operating income or expense (including changes in fair value of warrant liabilities and contingent consideration) and income taxes, net of any foreign exchange income or expense.

RetailMeNot discloses adjusted EBITDA because it is a key measure used by RetailMeNot and its board of directors to understand and evaluate RetailMeNot’s financial and operating performance, establish budgets and operational goals and as an element in determining executive compensation. RetailMeNot believes it also facilitates period-to-period comparisons of operations that could otherwise be masked by the effect of the expenses that RetailMeNot excludes in this non-GAAP financial measure and facilitates comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results. However, adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of RetailMeNot’s results as reported under GAAP. Because of these limitations, you should consider adjusted EBITDA alongside other financial performance measures, including various cash flow metrics, net income and RetailMeNot’s other GAAP results.

Forward-looking Statements

This document contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this commentary regarding RetailMeNot’s strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “target” and similar expressions (or the negative of these terms) are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about management’s estimates regarding future revenue and financial performance, visits and other statements about management’s beliefs, intentions or goals. RetailMeNot may not actually achieve the expectations disclosed in the forward-looking statements, and you should not place undue reliance on RetailMeNot’s forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to, risks related to RetailMeNot’s ability to manage its growth, including accurately planning and forecasting its financial results; RetailMeNot’s ability to attract visitors to its websites from search engines; RetailMeNot’s ability to attract and retain paid retailers and maintain its relationships with performance marketing networks; RetailMeNot’s ability to obtain and maintain digital coupon content and maintain the positive perception of its brand; RetailMeNot’s need to monetize digital coupons available through its mobile solutions; the competitive environment for RetailMeNot’s business; changes in consumer sentiment regarding RetailMeNot’s use of cookies; RetailMeNot’s need to manage regulatory, tax and litigation risks; RetailMeNot’s ability to protect consumer data and its intellectual property; RetailMeNot’s ability to manage international business uncertainties; the impact and integration of recent and future acquisitions; and other risks and potential factors that could affect RetailMeNot’s business and financial results identified in RetailMeNot’s filings with the Securities and Exchange Commission (the “SEC”), including its prospectus filed with the SEC pursuant to Rule 424(b)(4) on July 19, 2013. Additional information will also be set forth in RetailMeNot’s future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that RetailMeNot makes with the SEC. RetailMeNot does not intend or undertake any duty to release publicly any updates or revisions to any forward-looking statements contained herein.